Exhibit 99.1

For Immediate Release:	Contact:	Robert S. Zuccaro
Executive Vice President and Chief Financial Officer
(914) 921-5088

For further information please visit
www.gabelli.com

GAMCO Investors, Inc. Reports Record Second Quarter Results
•	Assets under Management Rise to a Record $49.4 Billion
•	Second Quarter Earnings $1.13 per diluted share

Rye, New York, July 24, 2014 – GAMCO Investors, Inc. ("GAMCO") (NYSE: GBL) today reported its 2014 second quarter results including revenues of $108.3 million, net income of $29.0 million and earnings of $1.13 per diluted share.  On a comparable basis, revenues were $92.3 million, net income was $27.9 million, and earnings were $1.09 per diluted share in the second quarter of 2013.

Assets under Management ("AUM") rose to a record $49.4 billion, up almost $2 billion from the $47.6 billion at March 31, 2014 and up 22.0% from $40.5 billion at June 30, 2013.

For the first half of 2014 the Company generated revenues of $212.8 million, net income of $56.9 million and earnings of $2.22 per diluted share, an increase of 13.3% from earnings of $1.96 per diluted share in the first half of 2013.

Financial Highlights	Q2	Q2		YTD	YTD
($'s in 000's except AUM and per share data)	2013	2014	%D	2013	2014	%D

AUM - end of period (in millions)	$40,478	$49,377	22.0%	$40,478	$49,377	22.0%
AUM - average (in millions)	40,331	48,132	19.3	39,389	47,556	20.7

Revenues	92,290	108,296	17.3	178,471	212,773	19.2

Operating income before management fee (a)	36,630	42,681	16.5	71,337	83,908	17.6
Operating margin before management fee	39.7%	39.4%		40.0%	39.4%

Other income/(expense), net	11,852	8,921		17,000	15,014

Income before income taxes	43,636	46,458	6.5	79,511	89,050	12.0
Effective tax rate	36.0%	36.9%		36.4%	35.7%

Net income	27,893	28,950	3.8	50,438	56,904	12.8
Net income per share (b)	$1.09	$1.13	3.7%	$1.96	$2.22	13.3%

Shares outstanding at June 30	25,630	25,899		25,630	25,899
  (a) See GAAP to non-GAAP reconciliation on page 11.
  (b) After a $0.11 per fully diluted share charge in the first quarter 2013 for our shareholder-designated charitable contribution program.

Assets Under Management

Total firm AUM increased to a record $49.4 billion at June 30, 2014, up $1.8 billion from the first quarter of 2014 and $8.9 billion from June 30, 2013.  Average AUM were $48.1 billion, an increase of 19.3% from $40.3 billion in the comparable 2013 quarter.  Our second quarter 2014 increase was due to market appreciation of $2.0 billion partially offset by net outflows of $47 million and open- and closed-end fund net distributions of $150 million.

AUM in the open-end equity funds increased almost $1 billion during the second quarter to $18.5 billion, 5.6% ahead of the previous quarter end and 30.4% higher than the year earlier period.  Net inflows into our open-end equity funds totaled $241 million, excluding net distributions of $32 million.  Market appreciation during the second quarter of 2014 added $768 million.

Solid performance enabled our closed-end funds to climb 12.7% to AUM of $7.2 billion on June 30, 2014 from the $6.4 billion on June 30, 2013 and 3.7% from the $7.0 billion on March 31, 2014.  During the twelve month period ended on June 30, 2014 there were $487 million of distributions from all closed-end funds.  For the second quarter of 2014, market appreciation was $366 million, offset by $118 million of distributions from all closed-end funds, net of reinvestments.

Institutional and private wealth management AUM at June 30, 2014 was $20.9 billion, 3.0% higher than March 31, 2014 AUM of $20.3 billion and 20.8% higher than the comparable 2013 period end.  Average AUM in the institutional and private wealth management accounts were $20.4 billion, 19.3% higher than the prior year quarter.

AUM in our investment partnerships' rose to $897 million on June 30, 2014 from $865 million on March 31, 2014 from a combination of net inflows of $15 million and market appreciation of $17 million.

Revenues

-
Total revenues for the second quarter of 2014 were $108.3 million, up 17.4% from $92.3 million in the prior year.  Year over year revenue growth was supported by a 22.0% increase in total firm AUM, paced by a 30.4% increase in our open-end equity funds.

-
Investment advisory and incentive fees were $90.2 million in the second quarter of 2014, an increase of $12.8 million or 16.4% from the comparable 2013 quarter.  Revenues were generally driven by growth in average AUM in our open- and closed-end funds and higher billable assets in our institutional and private wealth management accounts.  Incentive fees earned during the 2014 quarter totaled $0.5 million versus $2.1 million in the second quarter of 2013.

-	Distribution fees from our open-end funds and other income were $15.8 million for the second quarter 2014, an increase of $3.3 million, or 25.9%, from the prior year quarter of $12.5 million.

-	Our institutional research services revenues were $2.4 million in the second quarter 2014 versus $2.3 million in the prior year period.

Operating Income – Second Quarter

Operating income, which is net of management fee expense, increased 17.9% or $5.7 million to $37.5 million in the second quarter of 2014 versus $31.8 million in the prior year period.  The operating margin rose to 34.7% in the second quarter of 2014 versus 34.4% in the comparable prior year period.  Operating margin improved largely due to the lower management fee resulting from the decreased non-operating other income and partially offset by higher stock compensation costs as compared to the prior year quarter.  The Company issued RSAs during the second half of 2013 resulting in a $1.7 million increase in stock compensation costs in the 2014 quarter versus the prior year quarter.  Management fee expense, which is incentive based and entirely variable, is based on pre-tax income and is impacted by changes in both operating and non-operating income.

Operating income before management fee was $42.7 million in the second quarter 2014 versus $36.6 million in the second quarter 2013.  Operating margin before management fee declined to 39.4% versus 39.7% in the second quarter of 2013 due to the higher stock compensation costs in the current year period.  Management believes evaluating operating income before management fee is an important measure in analyzing the Company's operating results.  Further information regarding Non-GAAP measures is included in Notes on Non-GAAP Financial Measures and Table VII included elsewhere herein.

Other income (expense)

Other income/(expense), net, was $8.9 million in the 2014 quarter versus $11.9 million in the second quarter of 2013.  Gains from investments in mutual funds, alternative investment products and proprietary accounts were $9.7 million in the 2014 quarter versus $12.1 million in the second quarter of 2013.  Dividend and interest income totaled $1.3 million, down from $2.5 million in the prior year period.  The decrease in interest expense to $2.0 million in the 2014 second quarter versus $2.8 million in the prior year quarter was due to the repayment of the Company's $99 million 5.5% senior notes on May 15, 2013.

Income Taxes

The second quarter 2014 effective tax rate ("ETR") was 36.9% compared to 36.0% in the 2013 quarter as the prior year quarter benefitted from the reversal of certain state tax accruals.  We expect the ETR for the remainder of the year to more closely track our prior year ETR of 36.1%.

Business and Investment Highlights

-
On April 15, 2014, the shareholders of The Gabelli Dividend & Income Trust (NYSE: GDV) approved the spin-off of a $100 million closed-end investment company, The Gabelli Global Small and Mid Cap Value Trust (NYSE: GGZ) from GDV.  GGZ, our 11th closed-end fund, will seek long-term growth of capital by investing at least 80% of its total assets, under normal market conditions, in equity securities of companies with small or medium-sized market capitalizations and at least 40% of its total assets in the equity securities of companies located outside the United States and in at least three countries.

-	In May 2014, Gabelli & Company hosted its 8th annual Omaha research trip in conjunction with the Berkshire Hathaway Annual Meeting as well as its 6th annual Movie & Entertainment Conference.

-
At our 29th GAMCO client conference held at the Pierre Hotel in New York City on May 16th we inducted three new members into our GAMCO Management Hall of Fame.  The inductees were: Carl Icahn of Icahn Enterprises, Colleen Brown of Fisher Communications and Matthew Shattock of Beam Inc.  Additionally, we named Professor Ravi Jagannathan of the Kellogg School of Management at Northwestern University and William E. Simon, Jr. Co-Chairman of William E. Simon & Sons and visiting Professor at the UCLA Anderson School of Management as the 2014 recipients of the Graham & Dodd, Murray, Greenwald Prize for Value Investing.

-
In the May 26, 2014 issue of Pensions & Investments Report on the Largest Money Managers-Worldwide Institutional Assets Under Management, GAMCO was ranked #167 for the year ended December 31, 2013 up from #175 for the year ended December 31, 2012.

-
In July 2014, The Gabelli Healthcare & WellnessRx Trust (NYSE: GRX) and the Gabelli Multimedia Trust (NYSE: GGT) completed rights offerings raising $44 million and $54 million, respectively, of new equity.  Both offerings were heavily over-subscribed.

-	Gabelli Funds was an underwriter of the exhibition of Italian master portraitist, Parmigianino's the "Turkish Slave" at the Frick Collection in New York.

Balance Sheet

We ended the quarter with cash and investments of $681.8 million, debt of $111.8 million ($113.2 million face value) and equity attributable to GAMCO shareholders of $494.4 million.  We have $400 million available on our universal shelf registration.  Together with earnings from operations, the shelf provides us with flexibility to do acquisitions, lift-outs, seed new investment strategies, and co-invest, as well as fund shareholder compensation including, share repurchases and dividends.

Shareholder Compensation

During the quarter ended June 30, 2014, we returned $9.7 million of our earnings to shareholders through dividends and stock repurchases.  We repurchased 103,528 shares at an average price of $77.76 per share through our stock buyback program, for a total investment of $8.1 million. We returned $1.6 million through cash dividends.

NOTES ON NON-GAAP FINANCIAL MEASURES

A.
Operating income before management fee expense is used by management to evaluate its business operations.  We believe this measure is useful in illustrating the operating results of GAMCO Investors, Inc. (the "Company") as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company's proprietary investment portfolio and interest expense.  The reconciliation of operating income before management fee expense to operating income is provided in Table VII.

B.
Operating income before management fee expense per share and other income, net per share are used by management for purposes of evaluating its business operations.  We believe these measures are useful in comparing the operating and non-operating results of the Company for the purposes of understanding the composition of net income per fully diluted share.  The negative swings in other income, net of $0.08 and $0.05 per fully diluted share for the quarter and year to date, respectively, are derived by making certain necessary adjustments, as shown in the table below, to arrive at a net impact for each period and then calculating the difference.  The reconciliation of operating income before management fee expense per share and other income, net per share to net income per fully diluted share, is provided below.

	2nd Quarter		YTD June
	2013	2014	2013	2014
Operating income before management fee	$36,630	$42,681	$71,337	$83,908
Management fee expense	(3,667)	(4,252)	(7,126)	(8,371)
Tax expense	(11,878)	(14,174)	(23,354)	(26,933)
Noncontrolling interest expense	91	87	177	166
Operating income (after management fee and taxes)	21,176	24,342	41,034	48,770
Per fully diluted share	$0.83	$0.95	$1.59	$1.90

Other income, net	$11,852	$8,921	$17,000	$15,014
Management fee expense	(1,179)	(892)	(1,700)	(1,501)
Tax expense	(3,846)	(2,961)	(5,565)	(4,818)
Noncontrolling interest (expense)/benefit	(110)	(460)	(331)	(561)
Other income, net (after management fee and taxes)	$6,717	$4,608	$9,404	$8,134
Per fully diluted share	$0.26	$0.18	$0.37	$0.32

Net income per fully diluted share	$1.09	$1.13	$1.96	$2.22
Diluted weighted average shares outstanding	25,689	25,585	25,723	25,634

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, a general downturn in the economy that negatively impacts our operations. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors  contained in our Form 10-K and other public filings.  Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.

The Company reported Assets Under Management as follows (in millions):

Table I: Fund Flows - 2nd Quarter 2014
				Fund
		Market		distributions,
	March 31,	appreciation/	Net cash	net of	June 30,
	2014	(depreciation)	flows	reinvestments	2014
Equities:
Open-end Funds	$17,531	$768	$241	$(32)	$18,508
Closed-end Funds	6,967	366	9	(118)	7,224
Institutional & PWM - direct	16,403	735	(197)	-	16,941
Institutional & PWM - sub-advisory	3,822	132	(71)	-	3,883
Investment Partnerships	865	17	15	-	897
SICAV (a)	91	1	2	-	94
Total Equities	45,679	2,019	(1)	(150)	47,547
Fixed Income:
Money-Market Fund	1,812	-	(46)	-	1,766
Institutional & PWM	64	-	-	-	64
Total Fixed Income	1,876	-	(46)	-	1,830
Total Assets Under Management	$47,555	$2,019	$(47)	$(150)	$49,377

The Company reported Assets Under Management as follows (in millions):

Table II: Fund Flows - Six Months ended June 30, 2014
				Fund
		Market		distributions,
	December 31,	appreciation/	Net cash	net of	June 30,
	2013	(depreciation)	flows	reinvestments	2014
Equities:
Open-end Funds	$17,078	$997	$495	$(62)	$18,508
Closed-end Funds	6,945	506	4	(231)	7,224
Institutional & PWM - direct	16,486	929	(474)	-	16,941
Institutional & PWM - sub-advisory	3,797	184	(98)	-	3,883
Investment Partnerships	811	24	62	-	897
SICAV (a)	96	2	(4)	-	94
Total Equities	45,213	2,642	(15)	(293)	47,547
Fixed Income:
Money-Market Fund	1,735	-	31	-	1,766
Institutional & PWM	62	-	2	-	64
Total Fixed Income	1,797	-	33	-	1,830
Total Assets Under Management	$47,010	$2,642	$18	$(293)	$49,377

Table III: Assets Under Management
	June 30,	June 30,	%
	2013	2014	Inc.(Dec.)
Equities:
Open-end Funds	$14,188	$18,508	30.4%
Closed-end Funds	6,409	7,224	12.7
Institutional & PWM - direct	14,069	16,941	20.4
Institutional & PWM - sub-advisory	3,185	3,883	21.9
Investment Partnerships	778	897	15.3
SICAV (a)	93	94	1.1
Total Equities	38,722	47,547	22.8
Fixed Income:
Money-Market Fund	1,689	1,766	4.6
Institutional & PWM	67	64	(4.5)
Total Fixed Income	1,756	1,830	4.2
Total Assets Under Management	$40,478	$49,377	22.0%

Table IV: Assets Under Management by Quarter

						%D
	6/13	9/13	12/13	3/14	6/14	6/13	3/14
Equities:
Open-end Funds	$14,188	$15,581	$17,078	$17,531	$18,508	30.4%	5.6%
Closed-end Funds	6,409	6,721	6,945	6,967	7,224	12.7	3.7
Institutional & PWM - direct	14,069	15,026	16,486	16,403	16,941	20.4	3.3
Institutional & PWM - sub-advisory	3,185	3,503	3,797	3,822	3,883	21.9	1.6
Investment Partnerships	778	805	811	865	897	15.3	3.7
SICAV (a)	93	94	96	91	94	1.1	3.3
Total Equities	38,722	41,730	45,213	45,679	47,547	22.8	4.1
Fixed Income:
Money-Market Fund	1,689	1,714	1,735	1,812	1,766	4.6	(2.5)
Institutional & PWM	67	63	62	64	64	(4.5)	-
Total Fixed Income	1,756	1,777	1,797	1,876	1,830	4.2	(2.5)
Total Assets Under Management	$40,478	$43,507	$47,010	$47,555	$49,377	22.0%	3.8%

(a) Includes $90 million, $92 million, $94 million, $88 million and $77 million of proprietary seed capital at June 30, 2013,
September 30, 2013, December 31, 2013, March 31, 2014 and June 30, 2014, respectively.

Table V

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Quarter Ended June 30,
			% Inc.
	2013	2014	(Dec.)

Investment advisory and incentive fees	$77,443	$90,156	16.4%
Distribution fees and other income	12,522	15,767	25.9
Institutional research services	2,325	2,373	2.1
Total revenues	92,290	108,296	17.3

Compensation costs	37,759	44,045	16.6
Distribution costs	11,871	15,023	26.6
Other operating expenses	6,030	6,547	8.6
Total expenses	55,660	65,615	17.9

Operating income before management fee	36,630	42,681	16.5

Investment income	14,648	11,076
Interest expense	(2,796)	(2,021)
Shareholder-designated contribution	-	(134)
Other income, net	11,852	8,921

Income before management fee and income taxes	48,482	51,602	6.4
Management fee expense	4,846	5,144
Income before income taxes	43,636	46,458	6.5
Income tax expense	15,724	17,135
Net income	27,912	29,323	5.1
Net income attributable to noncontrolling interests	19	373
Net income attributable to GAMCO Investors, Inc.	$27,893	$28,950	3.8

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$1.09	$1.14	4.6

Diluted	$1.09	$1.13	3.7

Weighted average shares outstanding:
Basic	25,679	25,381	(1.2)

Diluted	25,689	25,586	(0.4)

Actual shares outstanding (a)	25,630	25,899	1.0%

Notes:
(a) Includes 0 and 564,250 of RSAs, respectively.
See GAAP to non-GAAP reconciliation on page 11.

Table VI

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Six Months Ended June 30,
			% Inc.
	2013	2014	(Dec.)

Investment advisory and incentive fees	$150,050	$177,953	18.6%
Distribution fees and other income	23,875	30,640	28.3
Institutional research services	4,546	4,180	(8.1)
Total revenues	178,471	212,773	19.2

Compensation costs	73,411	87,942	19.8
Distribution costs	22,881	28,986	26.7
Other operating expenses	10,842	11,937	10.1
Total expenses	107,134	128,865	20.3

Operating income before management fee	71,337	83,908	17.6

Investment income	28,284	19,161
Interest expense	(6,284)	(4,013)
Shareholder-designated contribution	(5,000)	(134)
Other income, net	17,000	15,014

Income before management fee and income taxes	88,337	98,922	12.0
Management fee expense	8,826	9,872
Income before income taxes	79,511	89,050	12.0
Income tax expense	28,919	31,751
Net income	50,592	57,299	13.3
Net income attributable to noncontrolling interests	154	395
Net income attributable to GAMCO Investors, Inc.	$50,438	$56,904	12.8

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$1.96	$2.24	14.3

Diluted	$1.96	$2.22	13.3

Weighted average shares outstanding:
Basic	25,710	25,431	(1.1)

Diluted	25,723	25,635	(0.3)

Actual shares outstanding (a)	25,630	25,899	1.0%

Notes:
(a) Includes 0 and 564,250 of RSAs, respectively.
See GAAP to non-GAAP reconciliation on page 11.

Table VII
GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	2013					2014
	1st	2nd	3rd	4th		1st	2nd
	Quarter	Quarter	Quarter	Quarter	Full Year	Quarter	Quarter
Income Statement Data:

Revenues	$86,181	$92,290	$96,377	$122,714	$397,562	$104,477	$108,296

Expenses	51,474	55,660	58,020	71,167	236,321	63,250	65,615

Operating income before
management fee	34,707	36,630	38,357	51,547	161,241	41,227	42,681

Investment income/(loss)	13,636	14,648	20,468	13,524	62,276	8,085	11,076
Interest expense	(3,488)	(2,796)	(2,164)	(2,063)	(10,511)	(1,992)	(2,021)
Shareholder-designated contribution	(5,000)	-	(313)	(5,313)	(10,626)	-	(134)
Other income/(expense), net	5,148	11,852	17,991	6,148	41,139	6,093	8,921

Income before management
fee and income taxes	39,855	48,482	56,348	57,695	202,380	47,320	51,602
Management fee expense	3,980	4,846	5,629	4,374	18,829	4,728	5,144
Income before income taxes	35,875	43,636	50,719	53,321	183,551	42,592	46,458
Income tax expense	13,195	15,724	17,515	19,752	66,186	14,616	17,135
Net income	22,680	27,912	33,204	33,569	117,365	27,976	29,323
Net income/(loss) attributable
to noncontrolling interests	135	19	106	252	512	22	373
Net income attributable to
GAMCO Investors, Inc.	$22,545	$27,893	$33,098	$33,317	$116,853	$27,954	$28,950

Net income per share
attributable to GAMCO
Investors, Inc.:
Basic	$0.88	$1.09	$1.29	$1.30	$4.56	$1.10	$1.14

Diluted	$0.88	$1.09	$1.29	$1.29	$4.54	$1.09	$1.13

Weighted average shares outstanding:
Basic	25,742	25,679	25,625	25,567	26,283	25,481	25,381

Diluted	25,758	25,689	25,700	25,733	26,436	25,684	25,586
Reconciliation of non-GAAP
financial measures to GAAP:
Operating income before
management fee	$34,707	$36,630	$38,357	$51,547	$161,241	$41,227	$42,681
Deduct: management fee expense	3,980	4,846	5,629	4,374	18,829	4,728	5,144
Operating income	$30,727	$31,784	$32,728	$47,173	$142,412	$36,499	$37,537

Operating margin before
management fee	40.3%	39.7%	39.8%	42.0%	40.6%	39.5%	39.4%
Operating margin after
management fee	35.7%	34.4%	34.0%	38.4%	35.8%	34.9%	34.7%

Table VIII
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)

	June 30,	December 31,	June 30,
	2013	2013	2014

ASSETS

Cash and cash equivalents	$222,776	$210,451	$307,490
Investments (a)	367,315	371,262	374,283
Receivable from brokers	39,669	49,461	58,945
Other receivables	35,722	60,390	43,875
Income tax receivable	413	445	1,077
Other assets	17,606	17,476	19,132

Total assets	$683,501	$709,485	$804,802

LIABILITIES AND EQUITY

Payable to brokers	$14,986	$10,765	$19,859
Income taxes payable and deferred tax liabilities	27,864	39,846	31,029
Compensation payable	59,643	34,663	68,908
Securities sold short, not yet purchased	7,598	6,178	14,329
Accrued expenses and other liabilities	38,170	39,189	38,823
Sub-total	148,261	130,641	172,948

5.875% Senior notes (due June 1, 2021)	100,000	100,000	100,000
0% Subordinated Debentures (due December 31, 2015) (b)	17,028	11,911	11,813
Total debt	117,028	111,911	111,813
Total liabilities	265,289	242,552	284,761

Redeemable noncontrolling interests	7,021	6,751	22,806

GAMCO Investors, Inc.'s stockholders' equity	408,413	457,331	494,418
Noncontrolling interests	2,778	2,851	2,817
Total equity	411,191	460,182	497,235

Total liabilities and equity	$683,501	$709,485	$804,802

(a) Includes investments in sponsored registered investment companies of $52.3 million, $44.0 million and $40.8 million, respectively.
(b) The 0% Subordinated Debentures due December 31, 2015 have a face value of $20.5 million, $13.8 million and $13.2 million, respectively.